SCM TRUST

AMENDMEMT NO. 2 TO

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of November 12, 2020 (this “Amendment”) to the Amended and Restated Distribution Agreement dated as of February 8, 2018, as amended by Amendment No. 1 November 12, 2020 (the “Agreement”), is entered into by and between SCM TRUST, a Massachusetts business trust, (the “Trust”) and RFS PARTNERS, LP, a California limited partnership (the “Distributor”).

WHEREAS, the Trust and the Distributor wish to amend the Agreement to provide for the payment of fees to the Distributor.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 2(a) of the Distribution Agreement is hereby deleted in its entirety and replaced with the following:

(a)	The Distributor shall be entitled to receive the fees described in Appendix C attached hereto.

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

SCM TRUST	RFS PARTNERS, LP

/s/Stephen C. Rogers	/s/Stephen C. Rogers
Stephen C. Rogers	Stephen C. Rogers
Chairman and President	President

APPENDIX A

LIST OF SERIES

ICON Consumer Select Fund

ICON Equity Fund

ICON Equity Income Fund

ICON Flexible Bond Fund

ICON Health and Information Technology Fund

ICON Natural Resources and Infrastructure Fund

ICON Utilities and Income Fund

Shelton BDC Income Fund

Shelton Emerging Markets Fund

Shelton International Select Equity Fund

Shelton Real Estate Income Fund

Shelton Tactical Credit Fund

APPENDIX C

FEES

In consideration for the services to be provided by the Distributor under the Agreement, the Distributor shall be entitled to receive an annual fee of $[REDACTED] from each Fund listed on Appendix A.